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                                                                    Exhibit 99.1
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Tuesday, April 3, 2001

Press Release

MicroStrategy Announces Preliminary First Quarter Results And Corporate Restructuring

Company Also Refinances its Series A Preferred Stock

VIENNA, Va., April 3 /PRNewswire/ -- MicroStrategy(R) Incorporated (Nasdaq: MSTR
- news), a leading worldwide provider of business intelligence software, today announced that results for its fiscal quarter ended March 31, 2001 are expected to be below the Company's previous expectations. Preliminary estimates of revenue for the first quarter are expected to be approximately $47 million to $51 million. As a result of the revenue shortfall, the Company expects a loss, excluding goodwill amortization and other special charges, of approximately ($0.31) to ($0.37) per share for the first quarter.

Concurrently, the Company announced a corporate restructuring program designed to focus its commercial activities and allow the core business to reach its previously stated goal of profitability by the end of 2001. The restructuring includes a complete focus on the business intelligence market, the elimination or down-sizing of speculative technology initiatives, a greater emphasis on indirect sales, a reduction in its worldwide workforce by approximately one-third, as well as several other changes to reduce structural cost.

"MicroStrategy recognizes that it is in the best interest of our shareholders, customers, partners, and employees that we achieve profitability as soon as possible," said Eric Brown, president and chief financial officer. The Company also announced that it has reached an agreement to refinance its Series A Preferred Stock.

Re-focus on Business Intelligence

As part of the restructuring, MicroStrategy is re-focusing on its core business intelligence product line. The Company is eliminating or reducing R&D spending for technology projects that are tangential or unrelated to its primary market.

Strategy.com, MicroStrategy's majority-owned subsidiary, is also being reconfigured in conjunction with the parent company and is expected to reduce operating costs and headcount by approximately one-third and is exploring various strategic alliance opportunities. Angel.com, MicroStrategy's voice storage and retrieval ASP unit, will be sold, spun off or completely restructured by the end of the third quarter.

"We recognized that our business intelligence offering is highly- differentiated from the competition and where we should be focusing our full efforts. Some of our other
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initiatives, while very promising, simply did not play to our core strengths,"
said Michael Saylor, chairman and chief executive officer of MicroStrategy.

MicroStrategy is also implementing organizational and programmatic initiatives designed to increase partner-led sales and foster a higher license to services revenue ratio. "Players in the Business Intelligence Platform market segment, such as MicroStrategy, must place a great deal of emphasis upon partners -- e.g., independent software vendors and value added resellers," said Howard Dresner, Vice President and Research Director at Gartner. "This emphasis must include appropriate licensing, packaging, support and training to ensure partner success with its products." The Company will unveil its new partner strategy and execution plan at its Partner Summit in San Francisco May 8-10. Partners can sign up to attend at http://www.microstrategy.com/events.

Company Maintains Objective to Reach Profitability in Core Business by End of
2001

Previous guidance for 2001 was based on strong demand continuing from 2000. Given the current economic slowdown which is reducing visibility and the Company's decision to right size the services business, the Company expects that 2001 revenue in the core business will be approximately $170 million to $180 million. Overall revenue for the Company will to a significant extent depend on market acceptance of the Company's technology. "We expect the restructuring to result in a total cost savings of $70 million to $85 million on an annualized basis, which would allow our core business to achieve profitability by the end of this year," said Brown.

The workforce will be reduced by approximately 600 employees, representing approximately one-third of total headcount. Reductions will occur across the Company in the US and international operations. Nearly all of the headcount reductions will occur prior to the end of the second quarter. As a result, the Company will consolidate its multiple Northern Virginia facilities into a single location in Vienna, Virginia. The Company expects to incur restructuring charges in its second quarter. The Company will issue first quarter results and guidance for its upcoming quarter in its quarterly earnings press release and at its regularly scheduled conference call on April 30, 2001.

Refinancing of Series A Preferred Stock

In connection with the corporate restructuring described above, the Company has also successfully refinanced its $125 million Series A Preferred Stock. Without this refinancing, the holders of these securities would have been entitled to convert $125 million face value of Preferred Stock into shares of Class A Common Stock at a conversion price per share that would have reset to the average market price of the Company's Class A Common Stock during a ten-day period starting in June 2001. As a result of the refinancing, the Company will have the option to redeem for cash $5.3 million face value of its outstanding Series A Preferred Stock and will redeem or exchange all remaining outstanding Series A Preferred Stock as follows:
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     (1)  $25 million of Series A Preferred will be redeemed for $25 million in cash;

     (2) $33.75 million of Series A Preferred will be exchanged for a combination of Class A Common Stock valued at $5 per share and Series D Preferred Stock with a fixed conversion price of $5 per share (i.e. equal to 6.75 million shares of Class A Common Stock, on an as-converted basis, plus additional shares for accrued dividends);

     (3) $33.125 million of Series A Preferred will be exchanged for an equivalent amount of Series B Preferred Stock, with a fixed conversion price of $12.50 per share; and

     (4) $27.825 million of Series A Preferred will be exchanged for an equivalent face amount of Series C Preferred Stock, with a fixed conversion price of $17.50 per share.

The Series B Preferred Stock and the Series C Preferred Stock will each have a three-year maturity and accrue dividends at the rate of 12.5% per year, payable in cash or stock. The Series B and Series C Preferred Stock may be redeemed at maturity at par value plus accrued dividends or mandatorily converted into Class A Common Stock at the lower of their respective fixed conversion prices or the 30 day weighted average price of the Company's Class A Common Stock immediately preceding the maturity date, at the option of the Company. The Series D Preferred Stock will have a three-year maturity, will not pay dividends, and will have a fixed conversion price of $5 per share. At maturity, the Series D Preferred Stock mandatorily converts into Class A Common Stock at the fixed conversion price of $5 per share.

In conjunction with the refinancing, the investors agreed to limit their net sales of the company's stock to a cumulative volume of 5% of the daily trading volume as reported by Bloomberg Financial Markets. The Company intends to pay the $25 million with cash on hand or new cash raised through debt or equity facilities, or a combination of the above. The refinancing is expected to close on June 4, 2001, subject to the satisfaction of various closing conditions.

"Given recent market developments, our capital structure was creating too much uncertainty for investors," said Michael Saylor. "We are pleased with this refinancing because it effectively removes this uncertainty by converting a variable security that could have resulted in severe dilution to existing shareholders into a combination of common stock, cash, fixed rate securities, and securities that carry a fixed rate until their three year maturity. We believe this is good for existing shareholders and will make it easier for new investors to properly value our Company."

Federal Court Approves Securities Class Action Settlement
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MicroStrategy announced today that the United States District Court for the
Eastern District of Virginia has approved the previously announced settlement of the consolidated securities class action lawsuit filed against the Company and certain of its officers and directors relating to the Company's restatement of financial results for 1997, 1998, and 1999. "We are pleased to put this lawsuit behind us," said Jonathan F. Klein, Vice President, Law and General Counsel of MicroStrategy Incorporated. "As the court recognized today, the settlement is in the best interests of both the shareholders and the Company. The settlement allows us to focus on executing our strategic plans and building value for our shareholders."

Note: MicroStrategy will host a conference call to further discuss recent developments at 5:30 p.m (EST) on April 3, 2001. Investors can call 800-720-5830, or for international 904-779-4773, prior to 5:30 p.m. (EST). A replay will be available for 48 hours after the call at 800-252-6030, or for international 904-779-4773, with access code 8578600. Also, a live Webcast and replay can be accessed at the investor relations section of the MicroStrategy Web site, http://www.microstrategy.com, or from the StreetEvents site, http://www.streetevents.com.

About MicroStrategy Incorporated

MicroStrategy is a leading provider of business intelligence software for Global 5000 organizations. Since 1990, the company has specialized in helping businesses transform their extensive operational data into actionable information. MicroStrategy's business intelligence platform gives organizations solutions to all of their query, reporting, and advanced analytical needs, and distributes insight to users via Web, wireless, and voice.

MicroStrategy 7(TM), the company's scalable business intelligence platform, is built specifically for the Internet era. Its pure-Web architecture provides Web reporting, security, and performance, and standards that are critical for deployment over the Web. Within intranets, the company's products provide employees with information to make better business decisions. In extranets, extended enterprises use MicroStrategy 7 to build stronger relationships by linking customers and suppliers via the internet.

MicroStrategy has approximately 1,100 enterprise-class customers including Lowe's, AT&T, First Union Bank and GlaxoSmithKline. MicroStrategy also has relationships with over 200 systems integrators, application development, and platform partners including IBM, PeopleSoft, Compaq, Informatica, and JD Edwards.

MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com.

MicroStrategy and MicroStrategy 7 are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.
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This press release may include statements that may constitute "forward- looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated (the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the securities class action and shareholder derivative settlement agreements will not obtain court approval or that the other conditions to the settlements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software and Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.